UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 5, 2023

GYRODYNE, LLC

(Exact name of Registrant as Specified in its Charter)

New York	001-37547	46-3838291
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

One Flowerfield
Suite 24
st. James, New York 11780

(Address of principal executive
offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,
including area code
N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Limited Liability Company Interests	GYRO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2023, Gyrodyne, LLC, a New York limited liability company (the “Company”), entered into a letter agreement (the “Cooperation Agreement”) with Star Equity Fund, LP (collectively with its affiliates, “Star Equity”).

Pursuant to the Cooperation Agreement, the Company agreed to adopt, and submit for shareholder approval at the Company’s 2023 annual meeting of shareholders (the “Annual Meeting”), a new stock incentive plan (the “Stock Plan”) for directors who currently participate in the Company’s retention bonus plan (the “Bonus Plan”), pursuant to which such director participants will exchange their benefits under the Bonus Plan, which they agreed to reduce by $579,328, for an equivalent value of shares under the Stock Plan, if the Stock Plan is approved by the shareholders. Under the Stock Plan, shares will not be transferable unless and until a liquidating distribution is made to all shareholders. Additionally, the Company agreed not to increase director compensation fees.

Star Equity agreed to irrevocably withdraw its April 25, 2023 notice of intent to nominate two candidates for election to the Company’s Board of Directors (the “Board”) at the Annual Meeting and its August 11, 2023 shareholder proposal submitted to the Company pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

The Cooperation Agreement obligates Star Equity to vote all Company shares beneficially owned by it at the Annual Meeting in accordance with the Board’s recommendations. Star Equity will also vote in accordance with the Board’s recommendations at any special meeting of shareholders occurring before the date that is thirty days prior to the opening of the window for submission of shareholder nominations for the Company’s 2024 annual meeting of shareholders (the “Termination Date”), except that Star Equity may vote (i) in its discretion on any proposal regarding certain extraordinary transactions, and (ii) in accordance with the recommendation of Institutional Shareholder Services Inc. (“ISS”) to the extent the recommendation of ISS differs from the Board’s recommendation on any matter presented to shareholders.

The Cooperation Agreement also prevents Star Equity until the Termination Date from, among other things, (i) nominating any person for election or submitting any shareholder proposal for consideration at any meeting of shareholders of the Company at which directors are to be elected, (ii) soliciting proxies or (iii) taking actions to change or influence the Board, management or the direction of certain Company matters. Until the Termination Date, the Company and Star Equity have also agreed not to disparage each other.

The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item. 8.01. Other Events.

On September 6, 2023, the Company issued a press release announcing its entry into the Cooperation Agreement. A copy of such press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	September 7, 2023	By:	GYRODYNE, LLC /s/ Gary Fitlin
		Name:	Gary Fitlin
		Title:	President, Chief Executive Officer, Chief Financial Officer and Treasurer